As filed with the Securities and Exchange Commission on April 23, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

E. I. du Pont de Nemours and Company

(Exact name of registrant as specified in its charter)

Delaware	51-0014090
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1007 Market Street

Wilmington, Delaware 19898

(302) 774-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Donna H. Grier

Vice President and Treasurer

E. I. du Pont de Nemours and Company

1007 Market Street

Wilmington, Delaware 19898

(302) 774-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stacy J. Kanter, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000	William V. Fogg, Esq. Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019 (212) 474-1131

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated file ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	(1)	(1)	(2)
Common Stock, par value $0.30 per share	(1)	(1)	(1)	(2)

(1)         An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminable prices.

(2)         In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee.

PROSPECTUS

E. I. du Pont de Nemours and Company

Debt Securities and Common Stock

E. I. du Pont de Nemours and Company may offer, issue and sell from time to time debt securities, which may be senior debt securities or subordinated debt securities (the “Debt Securities”), and shares of our common stock, par value $0.30 per share (the “Common Stock” and, together with the Debt Securities, the “Securities”).  Our Common Stock may also be issued upon the conversion or the exchange of our Debt Securities.

We will provide the specific terms of any offering of Debt Securities or Common Stock in one or more supplements to this prospectus. We may describe the terms of the Debt Securities or Common Stock in a term sheet that will precede the prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell Securities unless accompanied by a prospectus supplement.

We may offer and sell the Debt Securities and Common Stock to or through one or more underwriters, dealers and agents or directly to purchasers on a continuous or delayed basis. The prospectus supplement for each offering of Securities will describe in detail the plan of distribution for that offering. For general information about the distribution of Securities offered, please see “Plan of Distribution” in this prospectus.

Our Common Stock is listed on the New York Stock Exchange under the trading symbol “DD.” The last reported sale price of our Common Stock on April 22, 2014 was $67.35.

Investing in our Securities involves risks. Before buying our Securities, you should refer to the risk factors included in our most recent Annual Report on Form 10-K, which are incorporated by reference herein, our other periodic reports and in other information that we file with the Securities and Exchange Commission from time to time. See “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 23, 2014.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Using this process, we may, from time to time, offer and sell the Securities described in this prospectus in one or more offerings at an unspecified aggregate initial offering price. This prospectus provides you with a general description of the Securities we may offer. Each time we offer to sell Securities, we will provide a supplement to this prospectus. The prospectus supplement will describe the specific terms of that offering, including the specific amounts, prices and terms of the Securities offered. The prospectus supplement may also add, update or change the information contained in this prospectus. You should carefully read this prospectus and the prospectus supplement, in addition to the information contained in the documents we refer you to under the headings “Where You Can Find More Information.”  If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus, any prospectus supplement or any incorporated document. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any Securities in any jurisdiction where the offer or sale thereof is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or in any document incorporated by reference herein is accurate as of any date other than the date on the front cover of the applicable document.

In this prospectus and any prospectus supplement hereto, unless the context suggests otherwise, references to “our company,” the “Company,” “DuPont,” “we,” “us” and “our” mean E. I. du Pont de Nemours and Company.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the internet at http://www.sec.gov. Our SEC filings are also available at our website at http://www.dupont.com. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement we have filed with the SEC on Form S-3. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement. You should also read the documents incorporated by reference to the registration statement of which this prospectus forms a part, as described immediately below under “Incorporation of Certain Documents by Reference.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus. Any statement in this prospectus or incorporated by reference into this prospectus shall be automatically modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in a subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus the documents listed below and all documents we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the completion of the offering of all Securities covered by the relevant prospectus supplement:

•                  our annual report on Form 10-K for the year ended December 31, 2013 (the “2013 Form 10-K”), filed with the SEC on February 5, 2014;

•                  those portions of our definitive proxy statement for the annual meeting of stockholders to be held on April 23, 2014 that are incorporated by reference into the 2013 Form 10-K, filed with the SEC on March 14, 2014; and

•                  our quarterly report on Form 10-Q for the quarterly period ended March 31, 2014, filed with the SEC on April 22, 2014.

You may request a copy of these filings (other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

DuPont Company

1007 Market Street

Wilmington, Delaware 19898

Attention: Treasury

Telephone: (302) 774-1000

FORWARD-LOOKING INFORMATION

This prospectus and the information incorporated herein by reference contains forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933 (the “Securities Act”), which may be identified by their use of words like “plans,” “expects,” “will,” “anticipates,” “intends,” “projects,” “estimates” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about our strategy for growth, product development, market position, expenditures and financial results, are forward-looking statements.

Forward-looking statements are based on certain assumptions and expectations of future events which may not be accurate or realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control. Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are:

•                  Fluctuations in energy and raw material prices;

•                  Failure to develop and market new products and optimally manage product life cycles;

•                  Outcome of significant litigation and environmental matters, including those related to divested businesses;

•                  Failure to appropriately manage process safety and product stewardship issues;

•                  Effect of changes in tax, environmental and other laws and regulations or political conditions in the U.S. and other countries in which the company operates;

•                  Conditions in the global economy and global capital markets, including economic factors, such as inflation, deflation and fluctuations in currency exchange rates, interest rates and commodity prices, as well as regulatory requirements;

•                  Impact of business disruptions, including supply disruptions, and security threats, regardless of cause, including acts of sabotage, cyber-attacks, terrorism or war, weather events and natural disasters;

•                  Ability to protect and enforce the company’s intellectual property rights; and

•                  Successful integration of acquired businesses and separation of underperforming or non-strategic assets or businesses, including proposed spin-off of the Performance Chemicals segment.

The foregoing list of important factors is not inclusive, or necessarily in order of importance. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also could affect our businesses.

ABOUT DUPONT

DuPont was founded in 1802 and was incorporated in Delaware in 1915. DuPont brings world-class science and engineering to the global marketplace in the form of innovative products, materials and services. We believe that by collaborating with customers, governments, non-governmental organizations and thought leaders we can help find solutions to such global challenges as providing healthy food for people everywhere, decreasing dependence on fossil fuels, and protecting life and the environment.

Subsidiaries and affiliates of DuPont conduct manufacturing, seed production or selling activities and some are distributors of products manufactured by the company. As a science and technology based company, DuPont competes on a variety of factors such as product quality and performance or specifications, continuity of supply, price, customer service and breadth of product line, depending on the characteristics of the particular market involved and the product or service provided. Most products are marketed primarily through our sales force, although in some regions, more emphasis is placed on sales through distributors. We utilize numerous suppliers as well as internal sources to supply a wide range of raw materials, energy, supplies, services and equipment. To ensure availability, we maintain multiple sources for fuels and many raw materials, including hydrocarbon feedstocks. Large volume purchases are generally procured under competitively priced supply contracts.

DuPont consists of 12 businesses which are aggregated into seven reportable segments based on similar economic characteristics, the nature of the products and production processes, end-use markets, channels of distribution and regulatory environment. Our reportable segments are Agriculture, Electronics & Communications, Industrial Biosciences, Nutrition & Health, Performance Chemicals, Performance Materials and Safety & Protection. We include certain embryonic businesses not included in the reportable segments, such as pre-commercial programs, and nonaligned businesses in Other. On October 24, 2013, DuPont announced that we intend to separate our Performance Chemicals segment through a  U.S. tax-free spin-off to shareholders, subject to customary closing conditions.  We expect to complete the separation about mid-2015.

Our principal offices are located at 1007 Market Street, Wilmington, Delaware 19898, and our telephone number is (302) 774-1000.  We maintain a website at www.dupont.com where general information about us is available.  We are not incorporating the contents of the website into this prospectus.

RISK FACTORS

Before you invest in any of our Securities, in addition to the other information included or incorporated by reference in this prospectus and any applicable prospectus supplement, you should carefully consider the risk factors under the heading “Risk Factors” contained in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2013, which are incorporated herein by reference. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in other Exchange Act reports that we file with the SEC, which will be subsequently incorporated by reference herein; by any prospectus supplement accompanying this prospectus; or by a post-effective amendment to the registration statement of which this prospectus forms a part. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. See “Incorporation of Certain Documents By Reference” and “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement, we will use the net proceeds from the sale of the offered Securities for general corporate purposes. These purposes may include repayment and refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of Securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

	Three Months Ended	Years Ended December 31,
	March 31, 2014	2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges	14.2x	7.0x	6.0x	7.4x	5.4x	4.3x

For purposes of calculating the ratio of earnings to fixed charges:  (i) “earnings” consist of income from continuing operations before provision for (benefit from) income taxes, non-controlling interests in earnings (losses) of consolidated subsidiaries, adjustment for companies accounted for by the equity method and amortization of capitalized interest plus fixed charges less capitalized interest, and (ii) “fixed charges” consist of interest and debt expense, capitalized interest and rental expense representative of interest factor. The ratio is based solely on historical financial information.

DESCRIPTION OF DEBT SECURITIES

We will issue the Debt Securities under one of two indentures:

•                  an indenture dated as of June 1, 1992 between us and Deutsche Bank Trust Company Americas, successor to Bankers Trust Company, as trustee; or

•                  an indenture dated as of June 1, 1992 between us and The Bank of New York Mellon Trust Company, N.A., successor to The Chase Manhattan Bank and Chemical Bank, as trustee.

Each indenture is incorporated into or filed as an exhibit to the registration statement, of which this prospectus is a part. The trustee will be designated in the prospectus supplement for each offering of Debt Securities. All references to the “trustee” mean the trustee identified in the prospectus supplement. The following summaries of certain provisions of the indentures are not complete. We encourage you to read the indentures.

General

The indentures do not limit the amount of Debt Securities that we may issue. Each provides that Debt Securities may be issued up to the aggregate principal amount that we authorize from time to time. The Debt Securities will be unsecured and will rank on a parity with all of our other unsecured and unsubordinated indebtedness.

The prospectus supplement relating to a series of Debt Securities will describe the terms of that series, including, where applicable:

•                  the designation, aggregate principal amount, currency or currencies and denominations of the Debt Securities;

•                  whether the Debt Securities may be convertible into or exchangeable for other securities;

•                  the price or prices, expressed as a percentage of aggregate principal amount, at which the Debt Securities will be issued;

•                  the date or dates on which the Debt Securities will mature;

•                  the currency or currencies in which the Debt Securities are being sold and in which the principal of and any interest on the Debt Securities will be payable and whether the holder of the Debt Securities may elect the currency in which payments are to be made, and, if so, the manner of such election;

•                  the rate or rates, which may be fixed or variable, at which the Debt Securities will bear interest, if any;

•                  the date from which interest on the Debt Securities will accrue, the dates on which interest will be payable and the date on which payment of interest will commence;

•                  the dates on which and the price or prices at which the Debt Securities will, under any mandatory sinking fund provision, or may, under any optional redemption or required repayment provisions, be redeemed or repaid and the other terms and provisions of any mandatory sinking fund, optional redemption or required repayment;

•                  whether the Debt Securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary or depositaries for the global security or securities;

•                  any special provisions for the payment of additional amounts on the Debt Securities;

•                  if a temporary global security is to be issued for a series, the requirements for certification of ownership by non-United States persons that will apply before (a) the issuance of a definitive global security or (b) the payment of interest on an interest payment date that occurs before the issuance of a definitive global security;

•                  if a temporary global security is to be issued with respect to the series, the terms upon which interests in the temporary global security may be exchanged for interests in a definitive global security or for definitive Debt Securities of the series and the terms upon which interests in a definitive global security, if any, may be exchanged for definitive Debt Securities of the series;

•                  any additions, modifications or deletions to the restrictive covenants included for the benefit of holders of the Debt Securities;

•                  any additions, modifications or deletions to the events of default provided with respect to the Debt Securities;

•                  if the Debt Securities of the series are subject to defeasance at our option, the provisions, federal income tax consequences and other considerations applicable thereto;

•                  the designated trustee for the Debt Securities; and

•                  any other terms of the Debt Securities not inconsistent with the provisions of the applicable indenture. (Section 301)

Debt Securities of a series may be issuable in whole or in part in the form of one or more global securities, as described below under “Global Securities.” Registered securities denominated in U.S. dollars will ordinarily be issued only in denominations of $2,000 or any integral multiple of $1,000. One or more global securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding Debt Securities of the series. (Section 303) The prospectus supplement relating to a series of Debt Securities denominated in a foreign or composite currency will specify the allowable denominations and any special U.S. federal income tax and other considerations. No service charge will be made for any tender or exchange of Debt Securities but we may require payment of a sum sufficient to cover any tax or other governmental charge. (Section 305)

Debt Securities may be presented for exchange, and registered securities that are not in global form may be presented for transfer, with the form of transfer endorsed thereon duly executed, at the office of any transfer agent or at the office of the security registrar, without service charge and upon payment of any taxes and other governmental charges as described in the indenture. Transfers or exchanges will be effectuated once the transfer agent or the security registrar, as the case may be, is satisfied with the documents of title and identity of the person making the request. (Section 305)

Debt Securities may be issued under the indenture as original issue discount securities to be offered and sold at a substantial discount below their stated principal amount. “Original issue discount securities” means any debt securities that provide for an amount less than their principal amount to be due and payable upon a declaration of acceleration of maturity upon the occurrence and continuation of an event of default and any debt securities issued with original issue discount for U.S. federal income tax purposes. (Section 101) A prospectus supplement will describe U.S. federal income tax consequences and other special considerations applicable to any original issue discount securities.

Global Securities

The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that series. Global securities will be issued in registered form and may be issued in either temporary or definitive form. Unless and until it is exchanged in whole or in part for Debt Securities in definitive form, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of that successor. (Sections 303 and 305)

The specific terms of the depositary arrangement with respect to any Debt Securities of a series will be described in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by the global security to the accounts of “participants” that have accounts with the depositary. The accounts to be credited shall be designated by the underwriters of Debt Securities, by certain of our agents or by us if we sell Debt Securities directly. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or by participants or persons that hold through participants.

So long as the depositary or its nominee is the owner of a global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by that global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have Debt Securities of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the owners or holders of the Debt Securities under the indenture governing the Debt Securities. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant and, if applicable, the indirect participant, through which such person owns its interest, to exercise any right of a holder under the indenture.

Principal, premium, if any, and interest payments on Debt Securities registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global security representing those Debt Securities. Neither we nor the trustee, any paying agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests. (Section 308)

We expect that the depositary for Debt Securities of a series, upon receipt of any payment of principal, premium or interest in respect of a definitive global security, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of owners of beneficial interests registered in “street name,” and will be the responsibility of those participants.

If a depositary for Debt Securities of a series is at any time unwilling or unable to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue Debt Securities of that series in definitive form in exchange for the global security or securities representing the Debt Securities of that series. In addition, we may at any time and in our sole discretion determine not to have any Debt Securities of a series represented by one or more global securities. In that event, we will issue Debt Securities of that series in definitive form in exchange for the global security or securities representing those Debt Securities. An owner of a beneficial interest in a global security representing Debt Securities of a series may, on terms acceptable to us and the depositary for such global security, receive Debt Securities of that series in definitive form. In any of these instances, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of Debt Securities of the series represented by that global security equal in principal amount to that beneficial interest and to have Debt Securities registered in its name if the Debt Securities of that series are issuable as registered securities. Debt Securities of that series issued in definitive form will be issued only in authorized denominations. (Section 305)

Payment and Paying Agents

Payment of principal of and any premium on registered Securities will be made in the designated currency against surrender of any registered Securities at the corporate trust office of the trustee in New York City. Payment of any installment of interest on registered Securities will ordinarily be made to the person in whose name the debt security is registered at the close of business on the regular record date for that interest payment. Payments of interest will be made, at our option, by a check in the designated currency mailed to each holder at the holder’s registered address or by wire transfer to an account designated by the holder pursuant to an arrangement that is satisfactory to the trustee and us. (Sections 307 and 1001)

The paying agents outside the United States that we initially appoint for a series of Debt Securities will be named in the prospectus supplement. We may terminate the appointment of any of the paying agents from time to time, except that we will maintain at least one paying agent in New York City for payments on registered Securities.

So long as any series of Debt Securities is listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and it is a requirement of that stock exchange, we will maintain a paying agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for that series of Debt Securities. (Section 1002)

All moneys that we pay to a paying agent for the payment of principal of or any premium, or interest on any debt security that remains unclaimed at the end of two years after it became due and payable will be repaid to us and the holder of that debt security will thereafter look only to us for payment. (Section 1003)

Certain Covenants

Liens.  We covenant that, so long as any of the Debt Securities remain outstanding, we will not, nor will we permit any Restricted Subsidiary (as defined below, in “Definition of Certain Terms”) to issue, assume, or guarantee any debt for money borrowed if that debt is secured by a mortgage on any Principal Property (as defined), or on any shares of stock or indebtedness of any Restricted Subsidiary (whether the Principal Property, shares of stock, or indebtedness are now owned or hereafter acquired) without in any such case effectively providing that the Debt Securities shall be secured equally and ratably with such debt. This restriction, however, shall not apply to:

•                  mortgages on property, shares of stock, or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

•                  mortgages on property existing at the time that it is acquired, or to secure debt incurred for the purpose of financing the purchase price of such property or improvements or construction on the property, which debt is incurred prior to, at the time of or within one year after such acquisition, completion of such construction, or the commencement of commercial operation of such property thereon;

•                  mortgages securing debt owing by any Restricted Subsidiary to us or another Restricted Subsidiary;

•                  mortgages on property of a corporation existing at the time that corporation is merged into or consolidated with us or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to us or a Restricted Subsidiary;

•                  mortgages on property of us or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages, including without limitation mortgages incurred in connection with pollution control, industrial revenue or similar financings;

•                  mortgages existing at the date of the indenture;

•                  mortgages on particular property, or any proceeds of the sale of that property, to secure all or any part of the cost of exploration, drilling, mining or development of that property, including construction of facilities for field processing of minerals, intended to obtain or materially increase the production and sale or other disposition of oil, gas, coal, uranium, copper or other minerals of that property, or any indebtedness created, issued, assumed or guaranteed to provide funds for any or all such purposes; or

•                  any extension, renewal or replacement or successive extensions, renewals or replacements, in whole or in part, of any mortgage referred to in the clauses immediately above.

Notwithstanding the above, we and one or more of our Restricted Subsidiaries may, without securing the Debt Securities issued under this prospectus, issue, assume, or guarantee debt secured by mortgages which would otherwise be subject to the above restrictions, provided that the aggregate amount of that debt that would then be outstanding, with certain exceptions, does not at any one time exceed 10% of the Consolidated Net Tangible Assets (as defined) of us and our consolidated subsidiaries. (Section 1004)

For the purposes of this covenant, the following types of transactions shall not be deemed to create debt secured by a mortgage:

•                  the sale or other transfer of oil, gas, coal, uranium, copper or other minerals in place for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such minerals; or

•                  the sale or other transfer of any other interest in property of the character commonly referred to as a “production payment.” (Section 1004)

Sale and Leaseback Transactions.  Sale and leaseback transactions by us or any Restricted Subsidiary of any Principal Property are prohibited unless (a) we or such Restricted Subsidiary would be entitled to issue, assume, or guarantee debt secured by a mortgage upon the property involved at least equal in amount to the Attributable Debt (as defined) for that transaction without equally and ratably securing the Debt Securities or (b) an amount in cash equal to the Attributable Debt for that transaction is applied to the retirement of our non-subordinated debt or debt of a Restricted Subsidiary, which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after its creation. (Section 1005)

Consolidation or Merger.  We will not consolidate or merge with or dispose of all or substantially all of our property to any corporation unless the surviving corporation, if other than us, shall assume our obligations under the indenture and under the Debt Securities. (Section 801) If, on any consolidation or merger of us or any Restricted Subsidiary with or into any other corporation, or on any sale, conveyance, or lease of substantially all of our or a Restricted Subsidiary’s properties, any Principal Property or any shares of stock or indebtedness of any Restricted Subsidiary would then become subject to any mortgage, pledge, lien or encumbrance, we, prior to such event, will secure the Debt Securities by a direct lien on that Principal Property, shares of stock or indebtedness, prior to all liens other than any previously existing. (Section 802)

Except for the limitations on secured debt and sale and leaseback transactions described above, and other than any covenants or other provisions that may be included in a supplement to this prospectus describing any particular series of Debt Securities, the indenture and Debt Securities do not contain any covenants or other provisions designed to afford holders of the Debt Securities protection in the event of a highly leveraged transaction involving us.

Definition of Certain Terms

“Subsidiary” is defined to mean any corporation which is consolidated in our accounts and any corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances to elect a majority of the board of directors of that corporation shall at the time be owned or controlled by us, or by us and one or more Subsidiaries, or by one or more Subsidiaries. (Section 101)

“Restricted Subsidiary” is defined to mean any wholly-owned subsidiary:

•                  substantially all the property of which is located within the continental United States of America;

•                  which owns a Principal Property; and

•                  in which our investment exceeds 1% of our total consolidated assets as of the end of the preceding year.

The term “Restricted Subsidiary” does not include any wholly-owned subsidiary which is principally engaged in leasing or in financing installment receivables or which is principally engaged in financing our operations outside the continental United States. (Section 101)

“Principal Property” is defined as any manufacturing plant or facility or any mineral producing property or any research facility located within the continental United States owned by us or any Restricted Subsidiary, unless, in the opinion of our Board of Directors, such plant, facility, property or research facility is not of material importance to the total business conducted by us and our Restricted Subsidiaries. (Section 101)

“Attributable Debt” is defined as the present value, discounted as provided in the indenture, of the obligation of a lessee for rental payments during the remaining term of any lease. (Section 1005)

“Consolidated Net Tangible Assets” means the total amount of assets less applicable reserves and other properly deductible items after deducting (a) all current liabilities excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (b) all goodwill, trade names, trademarks, patents, purchased technology, unamortized debt discount and other like intangible assets, all as set forth on our most recent quarterly balance sheet and computed in accordance with generally accepted accounting principles. (Section 101)

Modification of the Indenture

The indenture permits us and the trustee, with the consent of the holders of not less than a majority in principal amount of the Debt Securities at the time outstanding and affected to execute a supplemental indenture modifying the indenture or the rights of the holders of Debt Securities and any related coupons. No modification shall, without the consent of the holder of each debt security affected thereby:

•                  change the maturity of any debt security or coupon, or reduce its principal amount, or reduce the rate or change the time of payment of interest, or change any place of payment or change the coin or currency in which a debt security or coupon is payable or impair the right of any holder to institute suit for the enforcement of payment in accordance with the foregoing; or

•                  reduce the percentage of Debt Securities, the consent of the holders of which is required for any modification. (Section 902)

The indenture contains provisions for convening meetings of the holders of Debt Securities of a series. (Section 1401) A meeting may be called at any time by the trustee or upon our request or the request of holders of at least 10% in principal amount of the outstanding Debt Securities of the series, upon notice given in accordance with the indenture. (Section 1402) Except as limited in the preceding paragraph, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of not less than a majority in principal amount of the outstanding Debt Securities of that series. Except as limited in the preceding paragraph, any resolution with respect to any demand, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority in principal amount of outstanding Debt Securities of a series, may be adopted at a meeting or adjourned meeting at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding Debt Securities of that series. (Section 1404)

Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with the indenture will be binding on all holders of Debt Securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing not less than a majority in principal amount of the outstanding Debt Securities of a series. (Section 1404)

Events of Default

The indenture defines an event of default with respect to any series of Debt Securities as any one of the following events and any other event that is established for the Debt Securities of a particular series:

•                  default for 30 days in any payment of interest on the series;

•                  default in any payment of principal and premium, if any, on the series;

•                  default in the payment of any sinking fund installment;

•                  default for 60 days after appropriate notice in performance of any other covenant in the indenture; or

•                  certain events involving bankruptcy, insolvency or reorganization.

No event of default with respect to a particular series of Debt Securities issued under the indenture necessarily constitutes an event of default with respect to any other series of Debt Securities. (Section 501).

We are required to file with the trustee annually an officer’s certificate indicating whether we are in default under the indenture. (Section 1008)

The indenture provides that, if an event of default shall occur and be continuing with respect to any series of Debt Securities, either the trustee or the holders of 25% in principal amount of the Debt Securities of the series (in the case of defaults under the final two clauses listed above, the holders of 25% in principal amount of all the Debt Securities) then outstanding may declare the principal, or in the case of original issue discount securities, that portion of the principal amount as may be specified, of the Debt Securities of the series or of all the Debt Securities, as the case may be, to be due and payable immediately. (Section 502) In certain cases, the holders of a majority in principal amount of the outstanding Debt Securities of any series, or in the case of defaults under the final two clauses listed above, the holders of a majority in principal amount of all the Debt Securities may on behalf of the holders of all the Debt Securities of any such series or of all the Debt Securities, as the case may be, waive any past default or event of default except a default not previously cured in payment of the principal of or premium, if any, or interest on any of the Debt Securities of such series or of all the Debt Securities. (Section 513)

The indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of the Debt Securities of any series before exercising any right or power under the indenture at the request of the holders. (Section 603) The indenture provides that no holder of any Debt Securities of any series may institute any proceeding, judicial or otherwise, to enforce the indenture except, among other things, where the trustee has, for 60 days after it is given notice of default, failed to act, and where there has been both a request to enforce the indenture by the holders of not less than 25% in aggregate principal amount of the then outstanding Debt Securities of that series and an offer of reasonable indemnity to the trustee. (Section 507) This provision will not prevent any holder of Debt Securities from enforcing payment of the principal thereof and premium, if any, and interest thereon at their due dates. (Section 508) The holders of a majority in aggregate principal amount of the Debt Securities of any series then outstanding may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on it for the Debt Securities of that series. However, the trustee may refuse to follow any direction that conflicts with law or the indenture or which would be unjustly prejudicial to the other holders. (Section 512)

The indenture provides that the trustee will, within 90 days after the occurrence of a default on any series of Debt Securities known to it, give to the holders of that series notice of the default if not cured or waived. Except in the case of a default in the payment of principal of, any premium, or interest on, any Debt Securities, the trustee shall be protected in withholding such notice if it determines in good faith that doing so is in the holders’ interests. (Section 602)

Discharge and Defeasance

The indenture provides that we may specify that, for Debt Securities of a certain series, we will be discharged from any and all obligations regarding those Debt Securities if we irrevocably deposit with the trustee, in trust, money and/or U.S. government obligations which through the payment of interest and principal will provide enough money to pay any installment of principal, any premium, and, any interest, and any mandatory sinking fund payments of such Debt Securities on their stated maturity in accordance with the terms of the indenture and the Debt Securities. A trust may only be established if it would not cause the Debt Securities of a series listed on any nationally recognized securities exchange to be de-listed. Establishment of a trust may be conditioned on our delivery to the trustee of an opinion of counsel, who may be our counsel, to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the United States Internal Revenue Service, a defeasance and discharge will not be deemed, or result in, a taxable event to holders of the Debt Securities. (Section 1301) Defeasance, however, will not end our obligations to register the transfer or exchange of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and hold monies for payment in trust and, if so specified for Debt Securities of a certain series, to pay the principal of and premium, if any, and interest, if any, on those Debt Securities.

Trustees’ Relationship with Issuer

The Bank of New York Mellon Trust Company, N.A. acts as trustee for our Medium-Term Notes Series G.

Deutsche Bank Trust Company Americas acts as depositary for our funds and performs other services for us in the normal course of business. It also acts as trustee for our 4.875% Notes due 2014, 3.25% Notes due 2015, 4.75% Notes due 2015, 1.95% Notes due 2016, 2.75% Notes due 2016, 5.25% Notes due 2016, 6.00% Notes due 2018, 5.75% Notes due 2019, 4.625% Notes due 2020, 3.625% Notes due 2021, 4.25% Notes due 2021, 2.80% Notes due 2023, 6.50% Debentures due 2028, 5.60% Notes due 2036, 4.90% Notes due 2041 and 4.15% Notes due 2043.

DESCRIPTION OF COMMON STOCK

The following description of certain terms of our Common Stock does not purport to be complete and is qualified in its entirety by reference to our restated certificate of incorporation, our bylaws and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). For more information on how you can obtain our restated certificate of incorporation and our bylaws, see “Where You Can Find More Information” on page 1 of this prospectus. We urge you to read our restated certificate of incorporation and our bylaws in their entirety.

Our restated certificate of incorporation provides that we are authorized to issue up to 1,800,000,000 shares of Common Stock. As of March 31, 2014, we had outstanding 917,696,126 shares of Common Stock. Our Common Stock is listed on the New York Stock Exchange under the ticker symbol “DD.”

Voting Rights.  The holders of Common Stock are entitled to one vote for each share held of record on all matters to the exclusion of all other stockholders except as specifically stated in our restated certificate of incorporation. All corporate actions, other than the election of directors, are decided by a plurality vote by holders of our Common Stock.

Quorum.  The holders of our Common Stock entitled to cast a majority of votes at a stockholders’ meeting constitute a quorum at such meeting.

Election of Directors. Directors are generally elected by a majority of the votes cast by holders of our Common Stock. However, directors are elected by a plurality of the votes cast by holders of our Common Stock in the case of elections held at a stockholders’ meeting for which our corporate secretary has received a notice or otherwise has become aware, prior to such meeting, that a holder of our Common Stock has nominated a person for election to our board of directors. A majority of the votes cast means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election. Abstentions and broker non-votes are not counted as votes cast either “for” or “against” a director’s election.

Dividends and Liquidation Rights.  Holders of Common Stock are entitled to dividends as may be declared by our board of directors whenever full accumulated dividends for all past dividend periods and for the current dividend period have been paid, or declared and set apart for payment, on the then outstanding preferred stock. Upon liquidation, dissolution or winding-up of our company, whether voluntary or involuntary, our remaining assets and funds will be divided and paid to holders of our Common Stock according to their respective shares after payments have been made to holders of our preferred stock.

Our restated certificate of incorporation provides that we are authorized to issue up to 23,000,000 shares of preferred stock, without par value, of which 1,688,850 shares are designated as $4.50 Series preferred stock and 700,000 shares are designated as $3.50 Series preferred stock. As of March 31, 2014, we had outstanding 1,672,594 shares of $4.50 Series preferred stock and 700,000 shares of $3.50 Series preferred stock. Our $4.50 Series preferred stock and $3.50 Series preferred stock are each listed on the New York Stock Exchange under the ticker symbols “DDPRB” and “DDPRA”, respectively.

Miscellaneous.  The shares of our Common Stock offered hereby will be fully paid and non-assessable upon issuance and payment therefor. Holders of Common Stock do not have any preemptive rights to subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that we may issue in the future. There are no redemption or sinking fund provisions applicable to our Common Stock.

The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A., telephone (888) 983-8766.

Anti-Takeover Considerations

The DGCL, our restated certificate of incorporation and our bylaws contain provisions that could serve to discourage or to make more difficult a change in control of us without the support of our board of directors or without meeting various other conditions.

Extraordinary Corporate Transactions

Delaware law provides that the holders of a majority of the shares entitled to vote must approve any fundamental corporate transactions such as mergers, sales of all or substantially all of a corporation’s assets, dissolutions, etc.

State Takeover Legislation

Section 203 of the DGCL, in general, prohibits a business combination between a corporation and an interested stockholder within three years of the time such stockholder became an interested stockholder, unless (a) prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (b) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans, or (c) at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders’ meeting of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Rights of Dissenting Stockholders

Delaware law does not afford appraisal rights in a merger transaction to holders of shares that are either listed on a national securities exchange or held of record by more than 2,000 stockholders, provided that such shares will be converted into stock of the surviving corporation or another corporation, which corporation in either case must also be listed on a national securities exchange or held of record by more than 2,000 stockholders. In addition, Delaware law denies appraisal rights to stockholders of the surviving corporation in a merger if the surviving corporation’s stockholders weren’t required to approve the merger pursuant to Section 251(f) of the DGCL.

Stockholder Action

Delaware law provides that, unless otherwise stated in the certificate of incorporation, any action which may be taken at an annual meeting or special meeting of stockholders may be taken without a meeting, if a consent in writing is signed by the holders of the outstanding stock having the minimum number of votes necessary to authorize the action at a meeting of stockholders. Our restated certificate of incorporation does not provide otherwise and thus permits action by written consent if such action has been approved in advance by the majority vote of our board of directors.

Meetings of Stockholders

Our bylaws provide that special meetings of the stockholders may be called by our board of directors and will be called by our corporate secretary at the request in writing of the holders of record of at least 25% of the outstanding stock entitled to vote.

Cumulative Voting

Delaware law permits stockholders to cumulate their votes and either cast them for one candidate or distribute them among two or more candidates in the election of directors only if expressly authorized in a corporation’s certificate of incorporation. Our restated certificate of incorporation does not authorize cumulative voting.

Removal of Directors

Delaware law provides that, except in the case of a classified board of directors or where cumulative voting applies, a director, or the entire board of directors, of a corporation may be removed, with or without cause, by the affirmative vote of a majority of the shares of the corporation entitled to vote at an election of directors. Our restated certificate of incorporation does not provide otherwise and thus permits removal of directors, with or without cause, by the affirmative vote of a majority of the shares entitled to vote at an election of directors.

Vacancies

Delaware law provides that vacancies and newly created directorships resulting from a resignation or any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, unless the governing documents of a corporation provide otherwise. Our restated certificate of incorporation and our bylaws provide that vacancies occurring in our board of directors for any cause may be filled by vote of a majority of our whole board of directors. The remaining directors may elect a successor to hold office for the unexpired term of the director whose place is vacant and until the election of his successor.

UNITED STATES FEDERAL TAXATION

The following summary describes the material United States federal income and certain estate tax consequences of ownership and disposition of the Debt Securities. The applicable prospectus supplement will provide, if appropriate, a discussion of the material United States federal income tax considerations applicable to the ownership and disposition of the Common Stock. This summary provides general information only and is directed solely to original beneficial owners purchasing Debt Securities at the “issue price,” that is, the first price at which a substantial amount of Debt Securities is sold to the public (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”), existing administrative pronouncements and judicial decisions, existing and proposed Treasury Regulations currently in effect, and interpretations of the foregoing, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein, possibly with retroactive effect. This summary deals only with Debt Securities held as capital assets within the meaning of Section 1221 of the Code. This summary does not discuss all of the tax consequences that may be relevant to a beneficial owner in light of his particular circumstances or to beneficial owners subject to special rules, such as certain financial institutions, insurance companies, dealers in securities, persons holding Debt Securities in connection with a hedging transaction, “straddle,” conversion transaction or other integrated transaction or persons who have ceased to be United States citizens or to be taxed as resident aliens. Persons considering the purchase of Debt Securities should consult their own tax advisors with regard to the application of the United States federal income and estate tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Tax Consequences to United States Persons

For purposes of the following discussion, “United States person” means a beneficial owner of the Debt Securities that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation for United States federal income tax purposes created or organized in or under the laws of the United States, any State or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust (A) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (B) that has made a valid election to be treated as a United States person for United States federal income tax purposes. Partnerships are subject to special tax rules and should contact their own tax advisors.

Payments of Interest

Interest on the Debt Securities will generally be taxable to a United States person as ordinary interest income at the time it is accrued or is received in accordance with the United States person’s method of accounting for tax purposes.

Sale, Exchange or Retirement of the Debt Securities

Upon the sale, exchange or retirement of the Debt Securities, a United States person will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the United States person’s adjusted tax basis in the Debt Securities. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest on the Debt Securities. Amounts attributable to accrued but unpaid interest are treated as interest as described under “Payments of Interest” above. A United States person’s adjusted tax basis in the Debt Securities generally will equal the cost of the Debt Securities to the United States person.

In general, gain or loss realized on the sale, exchange or redemption of the Debt Securities will be capital gain or loss. Prospective investors should consult their own tax advisors regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income for taxpayers who are individuals, trusts or estates) and losses (the deductibility of which is subject to limitations).

Backup Withholding and Information Reporting

Backup withholding and information reporting requirements may apply to certain payments of principal, premium and interest on the Debt Securities, and to payments of proceeds of the sale or redemption of the Debt Securities, to certain non-corporate United States persons. We, our agent, a broker, or any paying agent, as the case may be, will be required to withhold from any payment a tax at a rate currently equal to 28 percent of such payment if the United States person fails to furnish or certify its correct taxpayer identification number to the payor in the manner required, fails to certify that such United States person is not subject to backup withholding, or otherwise fails to comply with the applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules from a payment to a United States person may be credited against such United States person’s United States federal income tax and may entitle such United States person to a refund, provided that the required information is furnished to the Internal Revenue Service.

Tax Consequences to Non-United States Persons

As used herein, the term “non-United States person” means a beneficial owner of the Debt Securities that is not a United States person.

Income and Withholding Tax

Subject to the discussion of backup withholding below:

(a)                                 Payments of principal and interest on the Debt Securities that is beneficially owned by a non-United States person will not be subject to United States federal withholding tax; provided, that in the case of interest, (1)(i) the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) the beneficial owner is not a controlled foreign corporation that is related, directly or indirectly, to us through stock ownership, (iii) the beneficial owner of the Debt Securities is not a bank whose receipt of interest is described in Section 881(c)(3)(A) of the Code; and (iv) either (A) the beneficial owner of the Debt Securities provides an IRS Form W-8 BEN (or successor form) certifying to the person otherwise required to withhold United States federal income tax from such interest, under penalties of perjury, that it is not a United States person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (a “financial institution”) and holds an interest in the Debt Securities certifies to the person otherwise required to withhold United States federal income tax from such interest, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof; (2) the beneficial owner is entitled to the benefits of an income tax treaty under which the interest is exempt from United States federal withholding tax and the beneficial owner of the Debt Securities or such owner’s agent provides an IRS Form W-8 BEN (or successor form) claiming the exemption; or (3) the beneficial owner conducts a trade or business in the United States to which the interest is effectively connected and the beneficial owner of the Debt Securities or such owner’s agent provides an IRS Form W-8 ECI (or successor form) provided that in each such case, the relevant certification or IRS Form is delivered pursuant to applicable procedures and is properly transmitted to the person otherwise required to withhold United States federal income tax, and none of the persons receiving the relevant certification or IRS Form has actual knowledge that the certification or any statement on the IRS Form is false. The Forms W-8 ECI and W-8 BEN must be periodically updated.

(b)                                 A non-United States person will not be subject to United States federal withholding tax on any gain realized on the sale, exchange or other disposition of the Debt Securities unless the gain is effectively connected with the beneficial owner’s trade or business in the United States or, in the case of an individual, the beneficial owner is present in the United States for 183 days or more in the taxable year in which the sale, exchange or other disposition occurs and certain other conditions are met, or the non-United States person is subject to United States tax under provisions applicable to certain United States expatriates.

(c)                                  The Debt Securities owned by an individual who at the time of death is not, for United States estate tax purposes, a citizen or resident of the United States generally will not be subject to United States federal estate tax as a result of such individual’s death if the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote and, at the time of such individual’s death the income on the Debt Securities would not have been effectively connected with a United States trade or business of the individual.

If a non-United States person owning the Debt Securities is engaged in a trade or business in the United States, and if interest on the Debt Securities (or gain realized on its sale, exchange or other disposition) is effectively connected with the conduct of such trade or business, such owner, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular United States income tax on such effectively connected income in the same manner as if it were a United States person. In addition, if such owner is a foreign corporation, it may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on, and any gain recognized on the sale, exchange or other disposition of, the Debt Securities will be included in the effectively connected earnings and profits of such owner if such interest or gain, as the case may be, is effectively connected with the conduct by such owner of a trade or business in the United States.

Each owner of the Debt Securities should be aware that if it does not properly provide the required IRS form, or if the IRS form (or, if permissible, a copy of such form) is not properly transmitted to and received by the United States person otherwise required to withhold United States federal income tax, interest on the Debt Securities may be subject to United States withholding tax at a 30% rate or a lower applicable treaty rate. Such tax, however, may in certain circumstances be allowed as a refund or as a credit against such owner’s United States federal income tax. The foregoing does not deal with all aspects of federal income tax withholding that may be relevant to foreign owners of the Debt Securities. Investors are advised to consult their own tax advisors for specific advice concerning the ownership and disposition of Debt Securities.

Backup Withholding and Information Reporting

Under current Treasury Regulations, backup withholding (imposed at a rate currently equal to 28 percent) will not apply to payments made by us or a paying agent to an owner in respect of the Debt Securities if the certifications described above are received, provided in each case that we or the paying agent, as the case may be, does not have actual knowledge that the payee is a United States person.

Backup withholding is not a separate tax, but is allowed as a refund or credit against the owner’s United States federal income tax, provided the necessary information is furnished to the Internal Revenue Service.

Interest on the Debt Securities that is beneficially owned by a non-United States person will be reported annually on IRS Form 1042S, which must be filed with the Internal Revenue Service and furnished to such beneficial owner.

The United States federal income tax discussion set forth above is included for general information only and may not be applicable depending upon an owner’s particular situation. Owners should consult their own tax advisors with respect to the tax consequences to them of the ownership and disposition of the Debt Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

The Foreign Account Tax Compliance Act (FATCA)

FATCA and the Treasury Regulations promulgated thereunder will require, beginning July 1, 2014, withholding at a rate of 30 percent on interest payments (including original issue discount) in respect of, and, beginning January 1, 2017, withholding at a rate of 30 percent on gross proceeds from the sale of, our Debt Securities held by or through certain foreign “financial institutions” (which, for this purpose, includes investment funds), unless such institution enters into an agreement with the Secretary of the Treasury to report, on an annual basis, information with respect to accounts or interests in the institution held by certain United States persons and by certain non-U.S. entities that are wholly or partially owned by United States persons. Accordingly, the entity through which a beneficial owner holds our Debt Securities will affect the determination of whether such withholding is required. Similarly, interest payments (including original issue discount) in respect of, and gross proceeds from the sale of, our Debt Securities held by an investor that is a non-financial non-U.S. entity will be subject to withholding at a rate of 30 percent, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners.” FATCA generally would apply to interest payments made beginning July 1, 2014 or gross proceeds from the sale of Debt Securities beginning January 1, 2017, but would exempt from withholding payment on, or proceeds in respect of, Debt Securities outstanding on July 1,2014. We will not pay any additional amounts in respect of any amounts withheld. Non-United States persons are encouraged to consult with their tax advisors regarding the possible implications of the legislation on their investment in our Debt Securities.

PLAN OF DISTRIBUTION

Debt Securities

We may sell the Debt Securities in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers or (c) through agents. The prospectus supplement will include the following information:

•                  the terms of the offering;

•                  the names of any underwriters or agents;

•                  the purchase price from us of the Securities;

•                  the net proceeds to us from the sale of the Securities;

•                  any delayed delivery arrangements;

•                  any underwriting discounts and other items constituting underwriters’ compensation;

•                  any initial public offering price; and

•                  any discounts or concessions allowed or reallowed or paid to dealers.

If we use underwriters in the sale, the underwriters will acquire the Debt Securities for their own account. The underwriters may resell the Securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer Securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the Securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered Securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the Securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered Securities sold for their account may be reclaimed by the syndicate if those offered Securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered Securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of Securities, we will sell the Securities to them as principals. They may then resell those Securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

We may sell the Securities directly. In that case, no underwriters or agents would be involved. We may also sell the Securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered Securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the Securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those Securities. We will describe the terms of any such sales in the prospectus supplement.

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase Securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Common Stock

We may sell the Common Stock offered by this prospectus from time to time in one or more transactions, including without limitation:

•                  directly to purchasers;

•                  to or through underwriters or dealers;

•                  through agents; or

•                  through a combination of any of these methods.

In addition, the manner in which we may sell some or all of the Common Stock covered by this prospectus includes, without limitation, through:

•                  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•                  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•                  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•                  privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•                  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the Common Stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of Common Stock received from us to close out its short positions;

•                  sell short shares of Common Stock and redeliver such shares to close out our short positions;

•                  enter into option or other types of transactions that require us to deliver Common Stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the Common Stock under this prospectus; or

•                  loan or pledge the Common Stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell Common Stock not covered by this prospectus to third parties, in privately negotiated transactions. In connection with such a transaction, the third parties may sell Common Stock covered by and pursuant to this prospectus. If so, the third party may use Common Stock borrowed from us or others to settle such sales, and may use Common Stock received from us to close out any related short positions. We may also loan or pledge Common Stock covered by this prospectus to third parties, who may sell the loaned Common Stock or, in an event of default in the case of a pledge, sell the pledged Common Stock pursuant to this prospectus.

The prospectus supplement with respect to an offering of Common Stock pursuant to this prospectus will state the terms of such offering, including:

•                  the name or names of any underwriters or agents and the amounts of Common Stock underwritten or purchased by each of them, if any;

•                  the public offering price or purchase price of the Common Stock and the net proceeds to be received by us from the sale;

•                  any delayed delivery arrangements;

•                  any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation; and

•                  any discounts or concessions allowed or re-allowed or paid to dealers.

The offer and sale of Common Stock described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•                  at a fixed price or prices, which may be changed;

•                  at market prices prevailing at the time of sale, including in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;

•                  at prices related to the prevailing market prices; or

•                  at negotiated prices.

Underwriters, Agents and Dealers

If we use underwriters in the sale, the underwriters will acquire the offered Common Stock for their own account. The underwriters may resell the offered Common Stock in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market prices or at negotiated prices. We may offer the Common Stock to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering of Common Stock will be named in the applicable prospectus supplement. Unless otherwise specified in connection with any particular offering of Common Stock, the obligations of the underwriters to purchase the offered Common Stock will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the Common Stock offered if any of the Common Stock is purchased, unless otherwise specified in connection with any particular offering of Common Stock. Any initial offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered Common Stock. Unless otherwise specified in connection with any particular offering of Common Stock, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

We may sell the offered Common Stock to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. Dealers may then resell such Common Stock to the public either at varying prices to be determined by the dealers or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Alternately, we may choose to sell the offered Common Stock directly. In this case, no underwriters, agents or dealers would be involved.

We may authorize underwriters, agents or dealers to solicit certain institutional investors to purchase offered Common Stock on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations. We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

We may have agreements with underwriters, agents or dealers to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments that the agents, dealers or underwriters may be required to make. Underwriters, agents and dealers, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of their businesses.

Market Making, Stabilization and Other Transactions

Our Common Stock is listed for trading on the New York Stock Exchange. In connection with any offering of Common Stock, the underwriters may purchase and sell shares of Common Stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of Common Stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option, if any. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through any such over-allotment option. Transactions to close out the covered syndicate short involve either purchases of Common Stock in the open market after the distribution has been completed or the exercise of such over-allotment option. The underwriters may also make “naked” short sales of shares in excess of any over-allotment option. The underwriters must close out any naked short position by purchasing shares of Common Stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the Common Stock.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Common Stock originally sold by the syndicate member is purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Common Stock to be higher than it would otherwise be in the absence of such transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

Any public offering price and any discounts, commissions, concessions or other items constituting compensation paid, allowed or re-allowed to underwriters, agents or dealers may be changed from time to time. Underwriters, agents or dealers that participate in the distribution of the offered Common Stock may be “underwriters” as defined in the Securities Act. Any commissions, fees or discounts they receive from us and any profits they receive on the resale of the offered Common Stock may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers, and describe any commissions, fees or discounts that they receive from us, in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate offering price of the Common Stock offered hereby.

LEGAL OPINION

Thomas L. Sager, our Senior Vice President and General Counsel, or another of our lawyers, will issue an opinion about the legality of the offered Securities for us. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The estimated expenses (all of which will be borne by the registrant) incurred in connection with the issuance and distribution of the Securities being registered, other than underwriting discounts and commissions (if any), will be disclosed in the prospectus supplement issued in connection with each offering of Securities. The following table sets forth an estimate of such expenses based on a single offering of Securities.

SEC registration fee	*
Rating agency fees	**
Trustee fees and expenses	**
Printing and distributing	**
Legal fees and expenses	**
Accounting fees and expenses	**
Miscellaneous	**
Total	**

*                                         Deferred in reliance on Rules 456(b) and 457(r) under the Securities Act.

**                                  These fees cannot be estimated at this time.

Item 15.  Indemnification of Directors and Officers.

Under provisions of our bylaws, each person who is or was one of our directors or officers shall be indemnified by us as of right to the full extent permitted by the General Corporation Law of Delaware, or the DGCL.

Under the DGCL, to the extent that a person is successful on the merits in defense of a suit or proceeding brought against him because he is or was one of our directors or officers, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action.

If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, that person shall be indemnified against both (1) expenses, including attorneys’ fees, and (2) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

If unsuccessful in defense of a suit brought by or in our right, or if such suit is settled, that person shall be indemnified only against expenses, including attorneys’ fees, incurred in the defense or settlement of the suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests except that if he is adjudged to be liable for negligence or misconduct in the performance of his duty to us, he cannot be made whole even for expenses unless the court determines that he is fairly and reasonably entitled to indemnity for such expenses.

Under our bylaws, the right to indemnification includes the right to be paid by us the expenses incurred in defending any action, suit or proceeding in advance of its final disposition, subject to the receipt by us of undertakings as may be legally defined. In any action by an indemnitee to enforce a right to indemnification or by us to recover advances made, the burden of proving that the indemnitee is not entitled to be indemnified is placed on us.

We maintain liability insurance for our directors and officers to provide protection where we cannot legally indemnify a director or officer and where a claim arises under the Employee Retirement Income Security Act of 1974 against a director or officer based on an alleged breach of fiduciary duty or other wrongful act and directors’ and officers’ liability insurance for our directors and officers.

In connection with an offering of the Securities registered hereunder, we may enter into an underwriting agreement which may provide that the underwriters are obligated, under certain circumstances, to indemnify our directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act.

See also the undertakings set out in response to Item 17 herein.

Item 16.  Exhibits.

See Exhibit Index which appears on the page immediately following the signature page to this registration statement for a list of exhibits filed as part of this registration statement.

Item 17.  Undertakings.

(a)                                 The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)                                     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                                 That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such Securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on April 23, 2014.

E. I. du Pont de Nemours and Company (Registrant)

By:	/s/ NICHOLAS C. FANANDAKIS
	Name:	Nicholas C. Fanandakis
	Title:	Executive Vice President and Chief Financial Officer

Each person whose signature appears below constitutes and appoints each of Thomas L. Sager and Nicholas C. Fanandakis and each or any of them (with full power to act alone) as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

/s/ ELLEN J. KULLMAN	Chair of the Board and Chief Executive Officer	April 23, 2014
Ellen J. Kullman	(Principal Executive Officer)

/s/ NICHOLAS C. FANANDAKIS	Executive Vice President and Chief Financial Officer	April 23, 2014
Nicholas C. Fanandakis	(Principal Financial and Accounting Officer)

/s/ L. Andreotti	Director	April 23, 2014
L. Andreotti

/s/ R. H. Brown	Director	April 23, 2014
R. H. Brown

/s/ R. A. Brown	Director	April 23, 2014
R. A. Brown

/s/ B. P. Collomb	Director	April 23, 2014
B. P. Collomb

/s/ C. J. Crawford	Director	April 23, 2014
C. J. Crawford

/s/ A. M. Cutler	Director	April 23, 2014
A. M. Cutler

/s/ E. I. du Pont, II	Director	April 23, 2014
E. I. du Pont, II

/s/ M. A. Hewson	Director	April 23, 2014
M. A. Hewson

/s/ L. D. Juliber	Director	April 23, 2014
L. D. Juliber

/s/ L. M. Thomas	Director	April 23, 2014
L. M. Thomas

/s/ P. J. Ward	Director	April 23, 2014
P. J. Ward

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement for Debt Securities (incorporated by reference to Exhibit 1.1 of the Company’s registration statement on Form S-3 (No. 333-150613)).

1.2	Form of Underwriting Agreement for Common Stock.*

3.1	Company’s Restated Certificate of Incorporation, (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012).

3.2	Company’s Bylaws, (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013).

4.1

Conformed copy of the Indenture, dated as of June 1, 1992, between the Registrant and Deutsche Bank Trust Company Americas, as successor trustee to Bankers Trust Company (incorporated by reference to Exhibit 4.1 of the Company’s registration statement on Form S-3 (No. 33-48128)).

4.2

Conformed copy of the Indenture, dated as of June 1, 1992, between the Registrant and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Chase Manhattan Bank and Chemical Bank (incorporated by reference to Exhibit 4.2 of the Company’s registration statement on Form S-3 (No. 33-48128)).

4.3	Forms of Debt Securities (incorporated by reference to Exhibit 4.3 of the Company’s registration statement on Form S-3 (No. 33-53327)).

4.4	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.4 of the Company’s registration statement on Form S-3 (No. 333-150613)).

5	Opinion of Thomas L. Sager as to the validity of the Debt Securities and Common Stock.

12	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	The consent of Thomas L. Sager (included in Exhibit 5).

24	Powers of Attorney (included on the signature page of the registration statement).

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas.

25.2	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A.

*                                         To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC pursuant to the Securities and Exchange Act of 1934.